                                                                    EXHIBIT 3.12

                                    DELAWARE

                                 The First State

      I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF "WESTERN ACCESS SERVICES OF ARKANSAS, LLC", FILED IN THIS OFFICE ON THE THIRTIETH DAY OF JUNE, A.D. 2003, AT 8:37 O'CLOCK A.M.

3676029 8100         [Seal of the State of Delaware]

030429271                      /s/ Harriet Smith Windsor
                               --------------------------------------------
                               Harriet Smith Windsor, Secretary of State

                               AUTHENTICATION:  2502742

                               DATE:  06-30-03

                                                         State of Delaware
                                                         Secretary of State
                                                      Division of Corporations
                                                   Delivered 09:05 AM 06/30/2003
                                                      FILED 08:37 AM 06/30/2003
                                                    SRV 030429271 - 3676029 FILE

                                STATE OF DELAWARE
                            LIMITED LIABILITY COMPANY
                            CERTIFICATE OF FORMATION

      - First: The name of the limited liability company is: Western Access Services of Arkansas, LLC

      - Second: The address of its registered office in the State of Delaware is 2711 Centerville Rd., Ste 400, in the City of Wilmington, DE

            The name of its Registered agent at such address is Corporation Service Company

      - Third: (Use this paragraph only if the company is to have a specific effective date of dissolution) "The latest date on which the limited liability company is to dissolve is N/A.

      - Fourth: (Insert any other matters the members determine to include herein) N/A

In Witness Whereof, the undersigned have executed this Certificate of Formation of Western Access Services of Arkansas, LLC this 30th day of June, 2003.

                                   By: /s/ William J. Ojile, Jr.
                                       --------------------------------------
                                                   Authorized Person(s)

                                   Name:           William M. Ojile, Jr.
                                        -------------------------------------
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